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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on form F-1 of our report dated March 7, 2006 (except as to notes 2 and 12 which are as of March 31, 2006 and note 18 which is as of April 25, 2006), relating to the financial statements of Corel Corporation and our report dated March 7, 2006 on the financial statement schedule I (filed as exhibit 99.1) of Corel Corporation, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Ottawa, Canada
April 25, 2006